Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TALLGRASS ENERGY GP, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Tallgrass Energy GP, LP (the “Partnership”).

SECOND: The address of the registered office and the name and the address of the registered agent of the Company are The Corporation Trust Company 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle.

THIRD: The name and mailing address of the Partnership’s sole general partner is TEGP Management, LLC, 4200 W. 115th Street, Suite 350, Leawood, Kansas 66211.

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has executed this Certificate of Limited Partnership this 10th day of February, 2015.

TEGP Management, LLC

By:	Tallgrass Development GP, LLC,
its sole member

	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer